UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 8, 2024

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 8, 2024, Albertsons Companies, Inc. (the "Company") held its 2024 annual meeting of stockholders (the "Annual Meeting"). The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1: The following directors were elected at the Annual Meeting and the voting for each director was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Sharon Allen	352,888,731	52,670,844	4,618,229	68,703,262
James Donald	400,222,539	5,343,912	4,611,353	68,703,262
Kim Fennebresque	388,945,724	16,613,197	4,618,883	68,703,262
Chan Galbato	398,722,225	6,832,697	4,622,882	68,703,262
Allen Gibson	400,938,813	4,614,865	4,624,126	68,703,262
Lisa Gray	401,166,936	4,403,000	4,607,868	68,703,262
Sarah Mensah	400,090,270	5,463,946	4,623,588	68,703,262
Vivek Sankaran	401,390,674	4,176,121	4,611,009	68,703,262
Alan Schumacher	399,249,643	6,292,743	4,635,418	68,703,262
Brian Kevin Turner	397,055,214	8,487,957	4,634,633	68,703,262
Mary Elizabeth West	398,819,316	6,720,525	4,637,963	68,703,262

Proposal 2: The ratification of the selection of Deloitte and Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 22, 2025 was approved by the following vote:

For	Against	Abstain
466,655,157	5,323,112	6,902,797

Proposal 3: The non-binding advisory vote on the compensation of the named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
365,961,464	39,343,828	4,872,512	68,703,262

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

August 13, 2024	By:	/s/ Bipasha Mukherjee
	Name:	Bipasha Mukherjee
	Title:	VP - Corporate & Securities, Corporate Secretary